Exhibit 99.1
Illumina Announces Preliminary Revenue for Fourth Quarter 2009
Company Provides Guidance for 2010
SAN DIEGO — BusinessWire — January 12, 2010 — Illumina, Inc. (NASDAQ:ILMN) today announced revenue for the fourth quarter of 2009 of approximately $176 million based on management’s preliminary review of quarterly financial results. This compares to fourth quarter revenue guidance of a minimum of $165 million and implies fiscal year 2009 revenue of approximately $662 million or annual growth of 15%. It should be noted that this revenue estimate is preliminary and remains subject to audit by our independent registered accounting firm.
Today the company also offered the following guidance for fiscal year 2010:
Going forward, the company will include non-cash stock compensation charges when it provides non-GAAP earnings per share guidance and discusses its non-GAAP quarterly and annual earnings per share results. The company also will no longer provide quarterly financial guidance.
The non-GAAP financial guidance discussed below excludes the incremental interest expense associated with the company’s convertible debt instruments that may be settled in cash, the amortization expense related to intangible assets, the accrual of contingent compensation and in-process research and development related to the Avantome acquisition, and the double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.
We expect revenue growth for the full year 2010 of approximately 20% from anticipated 2009 revenue of $662 million. We expect gross margins in the mid to high 60s and non-GAAP earnings per share between $0.90 and $1.00. We expect the full year pro forma tax rate to be approximately 33%-34% and stock compensation expense of approximately $70 million or a tax adjusted amount of $0.36 per fully diluted pro forma share. We expect full-year weighted-average diluted shares outstanding for the measurement of pro forma amounts to be approximately 132 million.
Statement Regarding Use of Non-GAAP Financial Measures
The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating margins, cash flow from operations and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The company’s financial results under GAAP include substantial non-cash charges related to interest expense associated with the company’s convertible debt instruments that may be settled in cash, the amortization of intangible assets, compensation expense related to contingent consideration due to stockholders of Avantome, Inc., and expense related to in-process research and development. Per share amounts also include the double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay. Management believes that presentation of operating results that excludes these non-cash charges provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.
Use of Forward Looking Statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are made based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our BeadArray™, VeraCode®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and reagents technology, and (iii) reductions in the funding levels to our primary customers, including as a result of the timing and amount of funding provided by the American Recovery and Reinvestment Act of 2009, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
About Illumina
Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of next-generation life-science tools and integrated systems for the analysis of genetic variation and biological function. Using our proprietary technologies, we provide a comprehensive line of products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, pharmaceutical companies, academic institutions, clinical research organizations, and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness, and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery and clinical research, allow diseases to be detected earlier, and permit better choices of drugs for individual patients.
Investors:
Peter J. Fromen, 858-202-4507
Sr. Director, Investor Relations
pfromen@illumina.com
Media:
Wilson Grabill, 858-882-6822
Senior Manager, Public Relations
wgrabill@illumina.com

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
The financial guidance provided below is an estimate based on information available as of January 12, 2010. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 28, 2008, the Company’s Form 10-Q for the fiscal quarters ended March 29, 2009, June 28, 2009 and September 27, 2009 and the Company’s Form 10-K for the fiscal year ended January 3, 2010 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Diluted net income per share
Fiscal Year 2010

Non-GAAP	$0.90 - 1.00

Non-cash interest expense (a)	($0.10)

Other non-GAAP adjustments (b)	($0.11)

GAAP	$0.69 - $0.79

(a)	Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b)	Other non-GAAP adjustments reflect the estimated impact on diluted net income per share for fiscal year 2010 from the amortization of intangible assets, compensation expense for the contingent consideration due to stockholders of Avantome, Inc., acquired in-process research and development and the adjustment to the number of diluted shares due to the double dilution associated with the accounting treatment of the Company’s convertible debt outstanding and the corresponding call option overlay.